Exhibit 10.33

AMENDMENT TO CEC ENTERTAINMENT, INC.

FRANCHISE AGREEMENT AND OFFERING CIRCULAR

FOR THE STATE OF MINNESOTA

The CEC Entertainment, Inc. Franchise Agreement between                                          (“Franchisee” or “You”) and CEC Entertainment, Inc. (“Franchisor”) dated                              (the “Agreement”) shall be amended by the addition of the following language, which shall be considered an integral part of the Agreement (the “Amendment”):

MINNESOTA LAW MODIFICATIONS

1. The Commissioner of Commerce for the State of Minnesota requires that certain provisions contained in franchise documents be amended to be consistent with Minnesota Franchise Act, Minn. Stat. Section 80.01 et seq., and of the Rules and Regulations promulgated under the Act (collectively the “Franchise Act”). To the extent that the Agreement and Offering Circular contain provisions that are inconsistent with the following, such provisions are hereby amended:

a.	The Minnesota Department of Commerce requires that Franchisor indemnify Minnesota Franchisees against liability to third parties resulting from claims by third parties that Franchisee’s use of the Proprietary Marks infringes trademark rights of the third party. Franchisor does not indemnify against the consequences of Franchisee’s use of the Proprietary Marks except in accordance with the requirements of the Agreement, and, as a condition to indemnification, Franchisee must provide notice to Franchisor of any such claim within ten (10) days after the earlier of (i) actual notice of the claim or (ii) receipt of written notice of the claim, and must therein tender the defense of the claim to Franchisor. If Franchisor accepts the tender of defense, Franchisor has the right to manage the defense of the claim including the right to compromise, settle or otherwise resolve the claim, and to determine whether to appeal a final determination of the claim. If the Agreement and/or the Offering Circular contains a provision that is inconsistent with the Franchise Act, the provisions of the Agreement shall be superseded by the Act’s requirements and shall have no force or effect.

b.	Franchise Act, Sec. 80C.14, Subd. 4., requires, except in certain specified cases, that Franchisee be given written notice of a Franchisor’s intention not to renew 180 days prior to expiration of the franchise and that Franchisee be given sufficient opportunity to operate the franchise in order to enable Franchisee the opportunity to recover the fair market value of the franchise as a going concern. If the Agreement and/or the Offering Circular contains a provision that is inconsistent with the Franchise Act, the provisions of the Agreement shall be superseded by the Act’s requirements and shall have no force or effect.

c.	Franchise Act, Sec. 80C.14, Subd. 3., requires, except in certain specified cases, that Franchisee be given 90 days notice of termination (with 60 days to cure). If the Agreement and/or the Offering Circular contains a provision that is inconsistent with the Franchise Act, the provisions of the Agreement shall be superseded by the Act’s requirements and shall have no force or effect.

d.	If the Agreement and/or the Offering Circular requires Franchisee to execute a release of claims or to acknowledge facts that would negate or remove from judicial review any statement, misrepresentation or action that would violate the Franchise Act, such release shall exclude claims arising under the Franchise Act, and such acknowledgments shall be void with respect to claims under the Act.

e.	If the Agreement and/or the Offering Circular requires that it be governed by a state’s law, other than the State of Minnesota, those provisions shall not in any way abrogate or reduce any rights of Franchisee as provided for in the Franchise Act, including the right to submit matters to the jurisdiction of the courts of Minnesota.

f.	If the Agreement and/or the Offering Circular requires Franchisee to sue Franchisor outside the State of Minnesota, those provisions shall not in any way abrogate or reduce any rights of Franchisee as provided for in the Franchise Act, including the right to submit matters to the jurisdiction of the courts of Minnesota. As such, the disclosure in risk factor 1 on the cover page of the Offering Circular that the Agreement requires Franchisee to sue outside the State of Minnesota is not applicable because of the Franchise Act.

g.	Minn. Rule 2860.4400J. prohibits Franchisor from requiring You to consent to liquidated damages and prohibits waiver of a jury trial. If the Agreement and/or the Offering Circular contains a provision that is inconsistent with the Minn. Rule, the provisions of the Agreement and/or the Offering Circular shall be superseded by the Minn. Rule’s requirements and shall have no force or effect.

2. Each provision of this Agreement and/or the Offering Circular shall be effective only to the extent that the jurisdictional requirements of the Minnesota law applicable to the provision are met independent of this Amendment. This Amendment shall have no force or effect if such jurisdictional requirements are not met.

3. As to any state law described in this Amendment that declares void or unenforceable any provision contained in the Franchise Agreement, Franchisor reserves the right to challenge the enforceability of the state law by, among other things, bringing an appropriate legal action or by raising the claim in a legal action or arbitration that you have initiated.

IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Amendment to the Agreement on                             , 20    .

FRANCHISOR:	FRANCHISEE:

CEC Entertainment, Inc.

By:	By:
Name:	Name:
Title:	Title:

Witness:	Witness:

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